EX-3.4

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                              SONOMA COLLEGE, INC.

Charles D Newman and David Weaver hereby certify that:

1. They are the President and the Secretary, respectively, of Sonoma College, Inc. f/k/a Western Institute of Science and Health, a California corporation.

2. Article Three of the Articles of Incorporation of this corporation is amended to read as follows:

       "The total number of common shares (with $0.0001 par value) which the Corporation is authorized to issue is Two Hundred Fifty Million (250,000,000)."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is
500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  April 20, 2004

 /s/ Bernice Mariscal                   /s/ Charles D. Newman
                                        -----------------------------
   Bernice Mariscal                     Charles D. Newman
    Notary Public                       President
  State of New York
   No. 01MA6020287                      /s/ David Weaver
My Comm. Exp. 3/01/07                   -----------------------------

                                        David Weaver
                                        Secretary




                                      Seal:
                                 OFFICE OF THE
                               SECRETARY OF STATE


                                ENDORSED - FILED
                                In the office of
                             the Secretary of State
                           of the State of California

                                  APR 28 2004

                                  KEVIN SHELLEY
                               Secretary of State